       EXHIBIT 23.01

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

EastBridge Investment Group Corporation.

INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in this registration statement of EastBridge Investment Group Corporation on Form S-8 of our audit report dated March 30, 2009, on the financial statements of EastBridge Investment Group Corporation as of December 31, 2008 of the annual Form 10-K of EastBridge Investment Group Corporation.

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates

 Hollywood, Florida

April 15, 2009